Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and the related Prospectus of Ascend Wellness Holdings, Inc. of our report dated March 13, 2025, relating to the consolidated financial statements of Ascend Wellness Holdings, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.
We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Macias Gini & O’Connell LLP

Walnut Creek, California December 19, 2025